Exhibit 10(g)

PEOPLES ENERGY CORPORATION

DIRECTORS STOCK AND OPTION PLAN

(Effective December 1, 1999 and amended October 3, 2001, November 7, 2001 and December 4, 2002)

  Purpose

  The purpose of the Peoples Energy Corporation Directors Stock and Option Plan is to provide non-employee members of the Board of Directors with a proprietary interest in the Company to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company and to strengthen the commonality of interest between directors and shareholders. The Plan contemplates the grant of deferred shares after December 4, 2002. Prior to December 5, 2002, the Plan permitted the grant of shares of common stock and non-qualified stock options to acquire shares of the Company's common stock as part of each non-employee director's retainer compensation.

  Definitions

  When used herein, the following terms shall have the respective meanings set forth below:

  "Agent" means a securities broker-dealer selected by the Company and registered under the Exchange Act.

  "Annual Retainer" means the annual retainer payable by the Company to Non-Employee Directors and shall include, for purposes of this Plan, meeting fees, cash retainers and any other cash compensation payable to Non-Employee Directors by the Company for services as a Director.

  "Board" or "Board of Directors" means the Board of Directors of the Company.

  "Broker-Assisted Transaction" means a broker-assisted transaction through such securities broker as the Company may designate and with whom the Participant establishes a brokerage account, whereby the Participant effects a sale of shares of Common Stock to be delivered by the Company in connection with the exercise of an Option and such broker (i) delivers cash proceeds from such sale to the Company in satisfaction of the purchase price and/or any applicable taxes required to be paid by the Participant, and (ii) deducts from the number of shares otherwise deliverable to the Participant upon the exercise of an Option such number of shares of Common Stock as shall have a value equal to the amount of the Option exercise price and/or taxes required to be paid in connection with such exercise (or portion thereof not paid in cash) and applies such shares in satisfaction of such sale transaction.

  "Change In Control" means:

  (A) either (1) receipt by the Company of a report on Schedule 13D, or an amendment to such a report, filed with SEC pursuant to Section 13(d) of the Exchange Act disclosing that any person (as such term is used in Section 13(d) of the Exchange Act ("Person")), is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the outstanding stock of the Company, or (2) actual knowledge by the Company of facts, on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13 (d) of the Exchange Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company; or

  (B) purchase by any Person, other than the Company or a wholly-owned subsidiary of the Company, of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or

  (C) approval by the shareholders of the Company of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (2) any consolidation or merger in which the Company is the continuing or surviving corporation, but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least ninety percent (90%) of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least ninety percent (90%) of the common stock of the corporation which owns all of the common stock of the Company), or (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company ("Transfer Transaction"), (except where (x) the Company owns all of the outstanding stock of the transferee entity or (y) the holders of the Company's common stock immediately prior to the Transfer Transaction own at least ninety percent (90%) of the outstanding stock of the transferee entity, immediately after the Transfer Transaction), or (4) any consolidation or merger of the Company where, after the consolidation or merger, one Person owns one hundred percent (100%) of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or consolidation own at least ninety percent (90%) of the outstanding stock of such Person immediately after such consolidation or merger); or

  (D) a change in the majority of the members of the Board within a twenty-four (24) month period, unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the twenty-four (24) month period.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the Compensation Committee of the Board.

  "Common Stock" means the common stock, no par value, of the Company.

  "Company" means Peoples Energy Corporation, an Illinois corporation, and any successor corporation.

  "Deferred Share" means the right to receive a share of Common Stock pursuant to the terms of Section 6 hereof. Prior to the delivery of the underlying shares of Common Stock, Deferred Shares represent an unfunded unsecured promise to deliver shares of Common Stock in the future.

  "Distribution Date" means, with respect to a Deferred Share credited to a Non-Employee Director, the earliest of (i) the first anniversary of the cessation of the Non-Employee Director's service as a director of the Company for any reason, (ii) the day after the cessation of the Non-Employee Director's service as a director of the Company following the attainment of his or her seventieth (70th) birthday, and (iii) the date a Change In Control occurs.

  "Effective Date" means December 1, 1999.

  "Employee" means any officer or common law employee of the Company or of any of its business units or divisions or of any Subsidiary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Non-Employee Director" or "Participant" means any person who is elected or appointed to the Board of Directors of the Company and who is not an Employee.

  "Option" means an option to acquire the Company's Common Stock granted pursuant to the terms of this Plan.

  "Option Payment" means that portion of the Annual Retainer to be paid to Non-Employee Directors in Options rather than cash for services rendered as a director of the Company, as provided in Section 5 hereof.

  "Plan" means this Directors Stock and Option Plan, adopted by the Board on December 1, 1999, as it may be amended from time to time.

  "Plan Year" means the period commencing on January 1 of each year and ending on December 31 during the term of this Plan, with the first Plan Year commencing January 1, 2000.

  "SEC" means the United States Securities and Exchange Commission.

  "Stock Payment" means that portion of the Annual Retainer to be paid to Non-Employee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company, as provided in Section 5 hereof.

  "Subsidiary" means any corporation, limited liability company, partnership, limited partnership, or other entity of which the Company beneficially owns, directly or indirectly, 50 percent or more of the outstanding voting securities.

  Shares of Common Stock Subject to the Plan

A. Subject to Section 8 below, the maximum aggregate number of shares of Common Stock that may be awarded under the Plan pursuant to Deferred Shares or Stock Payments or sold pursuant to the exercise of Options distributed under the Plan is 200,000 shares. If an Option ceases to be exercisable by reason of the expiration of the term of the Option, the termination of the Non-Employee Director's status as a member of the Board (other than termination as provided in Section 7 below) or the waiver by a Participant of the right to exercise an Option, then the shares of Common Stock which were subject to such exercise but as to which the Participant has not exercised shall again become available for delivery or sale pursuant to Stock Payments, Deferred Shares, or Option Payments.

B. The Common Stock to be delivered under the Plan may be made available from treasury stock or shares of Common Stock purchased on the open market. Shares of Common Stock purchased on the open market shall be purchased by the Agent in compliance with Regulation M under the Exchange Act to the extent compliance shall be required by law.

4. Administration

A. The Plan will be administered by the Committee. The Company shall pay all costs of administration of the Plan.

B. Subject to and not inconsistent with the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Committee shall have full power and authority (i) to determine all questions of fact that may arise under the Plan, (ii) to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan and (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules which the Committee determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any applicable federal, state or local law. All interpretations, determinations and actions by the Committee will be final and binding upon all persons, including the Company and the Participants.

5. Determination of Annual Retainer and Deferred Shares

A. The Board shall determine the Annual Retainer payable to all Non-Employee Directors of the Company. The cash portion of the Annual Retainer shall be paid to Non-Employee Directors at such times and in such manner as may be determined by the Board of Directors.

B. Each director who is a Non-Employee Director on May 1 of each Plan Year commencing prior to 2003 shall receive, effective as of such date, a Stock Payment of 300 shares of Common Stock and an Option Payment of 3000 Options as a portion of the Annual Retainer payable to such director for the Plan Year in which such date occurs. Each director who is a Non-Employee Director on May 1 of each Plan Year commencing after 2002 shall receive, effective as of such May 1, an award of one thousand (1000) Deferred Shares.

6. Terms of Deferred Shares

Each Deferred Share award granted under the Plan shall be evidenced by a written agreement which shall comply with and be subject to the following terms and conditions:

A. A bookkeeping account shall be established for each Non-Employee Director. The account shall reflect the number of Deferred Shares awarded to the Non-Employee Director in accordance with paragraph 5.B. above.

B. Additional Deferred Shares shall be credited to each Deferred Share account on each date that the Company pays a dividend on the Common Stock, unless the Participant has made the Cash Election described in Paragraph 6.D. The number of additional Deferred Shares so credited shall be determined by dividing the dividend which would be paid on the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant's account as of the dividend record date ("Dividend Equivalent") by an amount equal to the mean price of a share of Common Stock on the New York Stock Exchange on the date which such dividend is paid to the Company's shareholders. In determining the number of Deferred Shares to be credited to a Participant's account in accordance with this paragraph 6.B., fractions of a Deferred Share shall be computed to three decimal places.

C. A Participant may make or revoke an election ("Cash Election") during any calendar year. Such election or revocation shall apply to Dividend Equivalents with respect to any record date occurring in any subsequent calendar year until a new election or revocation takes effect. When a Cash Election is in effect, Dividend Equivalents with respect to all Deferred Shares credited to such Participant's account shall be paid in cash to the Participant in lieu of being credited as Deferred Shares.

D. Shares of Common Stock underlying an award of Deferred Shares shall be delivered to the Non-Employee Director on the Distribution Date. Delivery of such Common Stock shall be made in whole shares in a single payment on such date, or, if the Participant has so elected, no later than the last day of the calendar year preceding the calendar year in which the Distribution Date occurs, in such number of equal annual installments (or in installments as nearly equal as possible without the issuance of fractional shares) commencing on the Distribution Date, as provided in the Participant's election. Any fractional share of Common Stock to which the Participant is entitled as of the date of the single payment or last installment shall be paid in cash.

E. Neither the Participant nor any other person claiming under the participant shall have any right to the distribution of any shares of Common Stock relating to Deferred Shares in advance of the Distribution Date or in advance of the date an installment payable pursuant to the Participant's election is otherwise due. Any shares of Common Stock in respect of Deferred Shares which shall not have been paid to the Participant during his or her lifetime shall be paid to the Participant's spouse, if any, who shall survive the Participant or to such person or persons other than such surviving spouse as the participant may designate in writing to receive the same. The Participant shall have the right during his or her lifetime to designate and to change the designation of the person or persons to whom the Company shall deliver any shares of Common Stock relating to Deferred Shares remaining undelivered at the death of the Participant and to designate and to change the designation of the timing of such payments.

F. Shares of Common Stock in respect of Deferred Shares required to be delivered to the surviving spouse of the Participant or to such other person or persons as the Participant may have designated in writing to the Company to receive the same pursuant to paragraph 6.E. shall be made in the same manner and at the same time or times as such shares of Common Stock would have been delivered under Paragraph 6.D. hereof.

G. If any shares of Common Stock in respect of Deferred Shares shall remain undelivered upon the death of the last to survive of (i) the Participant, (ii) the participant's spouse, unless a person or persons other than the spouse has been designated to receive the same, as provided in paragraph 6.E. above, or (iii) such other person or persons who may have been so designated, the Company shall deliver such shares of Common Stock to the executor or administrator of the estate of the last to survive of the following: (i) the Participant; (ii) the Participant's spouse, unless a person or persons other than the spouse has been designated as provided in paragraph 6.E. above; or (iii) any person theretofore receiving payments under a written designation as provided in paragraph 6.E.

H. The words "person or persons" wherever they appear in this Section 6 are intended and shall be construed for all purposes to include the estate of the Participant.

I. Deferred Shares and the shares of Common Stock covered by an award of Deferred Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered until the shares of Common Stock delivered at the end of the deferral period have been delivered. The right of the Participant, the Participant's spouse, or any other person designated to receive shares of Common Stock covered by an award of Deferred Shares shall not be accelerated.

J. Any director may decline an award of Deferred Shares Stock Payment for any Plan Year; provided, however, that no cash compensation shall be paid in lieu thereof. Any director who declines an award of Deferred Shares must do so in writing prior to the performance of any services as a Non-Employee Director for the Plan Year to which such award of Deferred Shares relates.

  Terms of Option Payments

A. Each Option shall entitle the Participant to purchase one share of Common Stock at a price equal to one hundred percent (100%) of the mean between the highest and lowest quoted selling price for the Common Stock in the New York Stock Exchange Composite Transactions on the last day in April of the applicable Plan Year for which the New York Stock Exchange is open for trading. Each Option Payment shall be evidenced by a written agreement which shall comply with and be subject to the terms and conditions of this Section 7 and may contain such additional terms and conditions as the Committee may determine, provided that the terms and conditions of any such agreement for a given Option Payment shall be identical for each Participant receiving an Option Payment for the same Plan Year.

B. The Committee shall determine the commencement and expiration dates of the term during which an Option may be exercised, except that (i) no Option may be exercised prior to the date which is six (6) months after the date of the Option Payment under which such Option was issued, except as provided in Paragraphs 7.C and 7.E below, and (ii) in no event shall any Option be exercisable after the tenth (10th) anniversary of the date of the Option Payment under which such Option was issued.

C. All outstanding Options shall become immediately exercisable upon the occurrence of a Change In Control.

D. Full payment for shares purchased pursuant to the exercise of an Option shall be made in cash and/or Common Stock at the time or times the Option is exercised in whole or in part. Subject to the sole discretion of the Committee and such rules and regulations as the Committee may have from time to time, payment may be made at the Participant's election (i) in Common Stock by delivery of shares which have been issued and outstanding for at least six (6) months, or (ii) subject to the compliance with all applicable securities laws, pursuant to a Broker-Assisted Transaction. Any such Common Stock submitted in payment for an Option pursuant to clause (i) of the preceding sentence shall be valued at the mean between the highest and lowest quoted selling price of such Common Stock of the Company in the New York Stock Exchange Composite Transactions on the date of exercise or, if such stock was not traded on such date, on the last preceding date on which such stock was traded. Any Common Stock used in connection with payment for an Option pursuant to a Broker-Assisted Transaction shall be valued at the actual price per share at which the sale transaction is executed by the broker. No shares shall be issued pursuant to the exercise of an Option until full payment thereof has been made and no person shall have any of the rights of a shareholder with respect to Options held, except to the extent such Options have been exercised and the shares issued to such person.

E. A Participant's rights to exercise an Option shall terminate when the Participant is no longer a Non-Employee Director of the Company unless such Participant's term as a member of the Board is terminated by reason of such Participant's death, disability or retirement. If a Participant dies prior to termination of such Participant's Option without having fully exercised such Option, the beneficiary or beneficiaries designated by such Participant pursuant to Paragraph 7.H hereof, or, if no such beneficiary or beneficiaries have been designated by such Participant or if no such beneficiary or beneficiaries have survived the Participant, then the Participant's surviving spouse, or, if the Participant has no surviving spouse, then the estate of the Participant or any person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Participant, shall have the right to exercise the Option during its term within the three (3) year period after the Participant's death. Such Option shall become immediately exercisable upon the Participant's death.

F. If a Participant's status as a Non-Employee Director is terminated by reason of such Participant's disability (as determined in the sole discretion of the Committee) prior to termination of such Participant's Option without the Participant having fully exercised such Option, the Participant shall have the right to exercise the Option during its term within such period as may be provided at the time of the Option Payment for such Option, not to exceed three (3) years after termination of status as a Non-Employee Director; provided that no such Option may be exercised prior to the date which is six (6) months after the date of the Option Payment under which such Option was issued.

G. If a Participant retires from the Board prior to termination of such Participant's Option without having fully exercised such Option, such Participant shall have the right to exercise the Option during its term within such period as may be provided at the time of the grant, not to exceed three (3) years after retirement, but only to the extent such Option was exercisable by the Participant immediately prior to such Participant's retirement. The Committee may prescribe in its discretion criteria for retirement of a Non-Employee Director.

H. Except as otherwise expressly provided in this Paragraph 7.H, Options shall not be transferable other than by will or by the laws of descent and distribution and during a Participant's lifetime shall be exercisable only by the Participant or the Participant's guardian or legal representative. Notwithstanding the preceding sentence, a Participant may, by giving notice to the Company during the Participant's lifetime, designate (i) a beneficiary or beneficiaries to whom Options shall be transferred in the event of the Participant's death, and (ii) the specific number or proportions of the Participant's Options to be transferred to each such designated beneficiary if more than one beneficiary is properly designated. Any such designation may be revoked or changed by the Participant at any time and from time to time by similar notice. If there is no such designated beneficiary living upon the death of the Participant or if all such designated beneficiaries die prior to exercise of all of the Participant's Options under this Plan, any remaining Options shall be transferred to the Participant's surviving spouse or, if none, then the remaining Options will be transferred to the estate or personal representative of the Participant. If the Company, after reasonable inquiry, is unable to determine within twelve months after the Participant's death whether any designated beneficiary of such Participant did in fact survive the Participant, such beneficiary shall be conclusively presumed to have died prior to the Participant's death. Any designated beneficiary, surviving spouse or other person acquiring any Options pursuant to this paragraph 7.H shall have the right to exercise such Options as set forth in paragraph 7.E, above.

8. Adjustment For Changes in Capitalization, Etc.

In the event there is any change in the Common Stock of the Company through the declaration of a stock dividend, or through recapitalization resulting in stock split-ups, reverse stock split-ups, or combinations or exchanges of shares, or otherwise, then the number of shares of Common Stock remaining available for Stock Payments, award in the form of Deferred Shares or for sale pursuant to the exercise of Options, the number of shares for which Options may be exercised under any then existing and unexercised Options, the number of Deferred Shares credited to each Participant's account, and the number of Deferred Shares to be awarded to a Non-Employee Director each May 1 as provided in Paragraph 5.B. shall be adjusted appropriately by the Committee. The Committee shall also make appropriate adjustments to the exercise price of any then existing and unexercised Options. Any determination by the Committee as to any such adjustment will be final, binding and conclusive. The maximum number of shares available under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

9. Amendment and Termination of Plan

The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Except as otherwise provided in this Plan, no Option Payment, Stock Payment, or the terms of Deferred Shares made or awarded prior to an amendment to this Plan may be altered or impaired without the consent of the Participant affected thereby.

10. Effective Date and Duration of the Plan

The Plan will become effective upon the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 9, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

11. Miscellaneous Provisions

A. Continuation of Directors in Same Status

Nothing in the Plan or any action taken pursuant to the Plan shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that the Company will retain a Non-Employee Director as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as conferring upon any Participant any legal or other right to continue as a director or in any other capacity.

B. Compliance with Government Regulations

Neither the plan nor the Company shall be obligated to issue any shares of Common Stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies or by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to any issuance of shares of Common Stock and delivery of certificates evidencing such shares pursuant to the Plan, the Board or the Committee may require a Participant to take any such action and to make any such covenants, agreements and representations as the Board or the Committee, as the case may be, in its discretion deems necessary or advisable to ensure compliance with such requirements. The Company shall in no event be obligated to register Options or shares of Common Stock deliverable under the Plan pursuant to the Securities Act of 1933, as amended, or to qualify or register such Options or shares under any securities laws of any state upon their issuance under the Plan or at any time thereafter, or to take any other action in order to cause the issuance and delivery of such Options and shares under the Plan or any subsequent offer, sale or other transfer of such Options or shares to comply with any such law, regulation or requirement. Participants are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the Options or shares of Common Stock issued under the Plan or any interest therein including, without limitation, compliance with the registration requirements of the Securities Act of 1933, as amended (unless an exemption therefrom is available), or with the provisions of Rule 144 promulgated thereunder, if applicable, or any successor provisions. Certificates for shares of Common Stock may be have placed thereon such legends and notices as the Committee shall deem appropriate.

C. Nontransferability of Rights

No Participant shall have the right to assign or the right to receive any Stock Payment, Option Payment, Deferred Shares, or any other right or interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment or Deferred Shares (prior to the issuance and delivery of shares of Common Stock evidencing such Stock Payment or underlying such Deferred Shares), Option Payment or any such right or interest.

D. Severability

In the event that any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

E. Governing Law

To the extent not preempted by federal law, the Plan shall be governed by the laws of the State of Illinois.